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                                                             Exhibit 99.26(e)(3)

VARIABLE GROUP UNIVERSAL LIFE
[SPOUSE/DOMESTIC PARTNER] APPLICATION

SECURIAN LIFE INSURANCE COMPANY
400 Robert Street North  -  St. Paul, Minnesota  55101-2098

[SECURIAN(TM) LOGO]

                                                  POLICY NUMBER:  [12345-G]

INSURED'S INFORMATION [(INSURED IS THE OWNER OF THE CONTRACT UNLESS OTHERWISE REQUESTED)]

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
NAME                                                 DATE OF BIRTH          SOCIAL SECURITY NUMBER     GENDER
[Jane A. Doe]                                        [02-01-64]             [234-56-7890]              [Female]

STREET ADDRESS                      CITY                                    STATE                      ZIP CODE
[456 Main Street]                   [Anytown]                               [USA]                      [00000]

DAYTIME TELEPHONE                   E-MAIL ADDRESS
[(000) 444-5555]                    [j.doe@work.com]

BENEFICIARY'S NAME                  SOCIAL SECURITY NUMBER                  RELATIONSHIP
[John C. Doe]                       [123-45-6789]                           [Spouse]
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[/ / Yes   /X/  No      Have you used tobacco or nicotine in any form during the
                        past 12 months?]

[/ / Yes   /X/  No      Are you receiving or entitled to receive any disability
                        income due to sickness or injury; confined at home under the care of a physician for sickness or injury;
                        receiving inpatient hospital care; receiving care in a hospice, intermediate care facility or long-term care facility; or in a chemotherapy, radiation therapy or dialysis treatment program? If the answer to this question is yes, you are not eligible for the guaranteed issue amount, though you may still apply for insurance by answering the health questions.]

EMPLOYEE INFORMATION

NAME                                SOCIAL SECURITY NUMBER         DATE OF BIRTH
[John C. Doe]                       [123-45-6789]                  [01-01-1965]

EMPLOYER                            DATE OF EMPLOYMENT
[ABC Company]                       [05-01-1999]

INSURANCE INFORMATION

IF APPLYING FOR MORE THAN THE GUARANTEED ISSUE AMOUNT,              INSURANCE PREMIUMS WILL BE CALCULATED BY SECURIAN LIFE.
YOU MUST COMPLETE THE EVIDENCE OF INSURABILITY FORM.                YOU ARE NOT REQUIRED TO COMPLETE THE PREMIUM FIELDS.

[(1)    Insurance Amount:]        [$ 50,000]                        [Premium Amount:]             [(1)    $17.40]

                                                                    [Additional Amount Paid:      [(2)    $ 30.00]
                                                                    (to account options)]

                                                                    TOTAL PREMIUM:                        [$  47.40]
                                                                    [(ADD LINES 1-2)]
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INVESTMENT PROFILE

NASD rules require inquiry concerning the financial condition of individuals applying for variable policies. The proposed owner must supply such information so that an informed judgement may be made as to the suitability of the investment for the owner. [The insured is the owner of the contract unless otherwise requested. ]

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
[1.    Have you received the prospectus for the Securian Life Variable Universal
       Life Account and the prospectuses for the Advantus Series Fund, Inc.,
       Fidelity's Variable Insurance Products Funds and Janus Aspen
       Series-Service Shares? ]                                                      /X/ Yes    / / No

2.     Would you like us to send you a Statement of Additional Information
       referred to in the prospectuses named above?                                  /X/ Yes    / / No

3.     Are you a [spouse or domestic partner] or dependent child of a person who
       is an employee of Securian Life?                                              / / Yes    /X/ No

4.     Number of Dependents:  [2]

5.     Estimated Net Worth (exclusive of car and home)            $  [150,000]           Federal Tax Bracket
                                                                                         / / 0-15%
       Estimated Liquid Net Worth (cash and cash equivalents)     $  [ 50,000]           /X/ 16-28%
                                                                                         / / 29% +
6.     Prior Investment Experience

          Total Years of Experience:       [5]

          Experience with these types of investments
          (check all that apply)
            /X/ Mutual Funds
            / / Bonds
            / / Limited Partnerships
            / / Other
            / / Annuities
            / / Stocks
            / / Options/Futures

7.     Overall Investment Objective (check one)
            / / Conservative Income
            / / Current Income
            / / Conservative Growth
            /X/ Growth
            / / Aggressive Growth

8.     Risk Tolerance
            / / Conservative
            /X/ Moderate
            / / Aggressive

ACCOUNT OPTIONS (MUST BE COMPLETED)

Please select the allocation of net premium. Allocations must total 100%.
Minimum of 10% in any account: allocations must be in increments of 1%.

[[20] % Guaranteed Account
______% Advantus Bond
______% Advantus Index 400 Mid-Cap
______% Advantus Index 500
______% Advantus International Bond
______% Advantus Mat Gov't Bond 2010
______% Advantus Money Market
______% Advantus Mortgage Securities
______% Advantus Real Est. Securities
______% Fidelity VIP Contrafund(R)
______% Fidelity VIP Equity-Income
______% Fidelity VIP High Income
______% Janus Aspen Cap App - Srv Sh*
[40]  % Janus Aspen Int Grth - Srv Sh*
[40]  % W&R Target Balanced
______% W&R Target Core Equity
______% W&R Target Growth
______% W&R Target International Value
______% W&R Target Micro-Cap Growth
______% W&R Target Small Cap Growth
______% W&R Target Small Cap Value
______% W&R Target Value

* Invests in Aspen Series Service Shares]

I agree that because this application is for a Variable Group Universal Life policy, that Securian Life, if it is unable for any reason to collect funds for units which have been allocated to a sub-account under the policy applied for, may redeem for itself the full value of such units. If such units are no longer available, it may recover that value from any other units of equal value available under the policy.

I UNDERSTAND THAT THE AMOUNT OR THE DURATION OF THE DEATH BENEFIT (OR BOTH) OF
THE POLICY APPLIED FOR MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT
RESULTS OF THE SUB-ACCOUNTS OF THE SEPARATE ACCOUNT. I UNDERSTAND THAT THE
ACCOUNT VALUE OF THE POLICY APPLIED FOR INCREASES AND DECREASES DEPENDING ON THE
INVESTMENT RESULTS. THERE IS NO GUARANTEED MINIMUM ACCOUNT VALUE FOR NET
PREMIUMS INVESTED IN THE SUB-ACCOUNTS.

The information contained in this application is true and complete.

[SPOUSE/DOMESTIC PARTNER] SIGNATURE                                  DATE
X [/s/ Jane A. Doe]                                                  [01-01-2005]
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                               FOR HOME OFFICE USE

SUITABILITY ACCEPTED BY REGISTERED PRINCIPAL                         DATE
X [/s/ Jeffrey W. Smith]                                             [01-01-2005]
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